SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 22, 2004

(Date of earliest event reported)

FEDERAL-MOGUL CORPORATION

(Exact name of registrant as specified in its charter)

Michigan

(State or other jurisdiction of incorporation)

1-1511	38-0533580
(Commission File Number)	(IRS Employer Identification Number)

26555 Northwestern Highway, Southfield, Michigan	48034
(Address of principal executive offices)	(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.	Other Events

On July 22, 2004, Federal-Mogul Corporation (the “Corporation”) announced that Charles G. (Chip) McClure resigned as Chief Executive Officer and President and as a director, effective immediately. Mr. McClure will become the Chairman, Chief Executive Officer and President of ArvinMertior, Inc.

The Board of Directors of the Corporation has appointed Robert S. (Steve) Miller, Jr., Chairman of the Board, to serve as interim Chief Executive Officer until such time as a successor to Mr. McClure is named.

The Corporation issued the attached press release announcing the appointment of Mr. Miller and the resignation of Mr. McClure.

EXHIBIT INDEX

99.	Press release dated July 22, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2004

FEDERAL-MOGUL CORPORATION

By:	/s/ David M. Sherbin
Name: David M. Sherbin Title: Senior Vice President, General Counsel and Secretary

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